UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)

300 North Main Street
Moorefield, WV 26836
(Address of principal executive offices) (Zip Code)

(304) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition.

On January 9, 2006, Summit Financial Group, Inc. (“Summit”) issued a News Release announcing that it expects diluted earnings per share to be approximately between $0.32 and $0.34 for the quarter ended December 31, 2005 and between $1.54 and $1.56 for the year ended December 31, 2005. This News Release is furnished as Exhibit 99 and is incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events

On January 9, 2006, Summit issued a News Release announcing that it recognized a $1.5 million pre-tax fourth quarter 2005 other-than-temporary non-cash impairment charge, which equals $940,000 on an after-tax basis, or $0.13 per diluted share. This impairment charge relates to $5.7 million of certain preferred stock issuances of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation which Summit continues to own, and was made primarily due to difficulty in accurately projecting the future recovery period of these securities. This News Release is furnished as Exhibit 99 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99 News Release issued on January 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SUMMIT FINANCIAL GROUP, INC.

Date: January 10, 2006	By: /s/ Julie R. Cook
Julie R. Cook
Vice President and
Chief Accounting Officer